

<ARTICLE> 5
<RESTATED>
<MULTIPLIER>   1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                         491,600
<SECURITIES>                                         0
<RECEIVABLES>                                  765,900<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    415,300
<CURRENT-ASSETS>                             2,287,600<F2>
<PP&E>                                       3,262,000
<DEPRECIATION>                               1,428,400
<TOTAL-ASSETS>                               5,346,800
<CURRENT-LIABILITIES>                        1,828,000
<BONDS>                                        741,600
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           900
<OTHER-SE>                                   1,269,500
<TOTAL-LIABILITY-AND-EQUITY>                 5,346,800
<SALES>                                      1,336,200<F3>
<TOTAL-REVENUES>                             1,358,100
<CGS>                                          783,900
<TOTAL-COSTS>                                  783,900
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              15,400
<INCOME-PRETAX>                                398,300<F4>
<INCOME-TAX>                                   143,900
<INCOME-CONTINUING>                            254,400<F4>
<DISCONTINUED>                               2,663,000<F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,917,400
<EPS-PRIMARY>                                    30.64
<EPS-DILUTED>                                    30.02

<F1>Amount shown is net of allowances.

<F2>Included within current assets are net assets of discontinued operations of
$369,800.

<F3>Excludes discontinued health care segment sales of $1,650,700, Packaging business sales of $1,267,000, and TEC Systems business sales of $53,000.

<F4>Includes (i) a gain of $326,400 ($210,100 after-tax) on the sales of businesses, principally the water treatment and process chemicals business, and
(ii) a charge of $53,700 ($32,400 after-tax) relating to restructuring costs.

<F5>Includes (i) after-tax income of $24,100 from health care operations, (ii)
an after-tax gain of $2,483,700 on the separation of National Medical Care, Inc., (iii) an after-tax gain of $79,400 on the sale of the transgenic plant business of Grace's Agracetus subsidiary, (iv) after-tax income from the Packaging business of $79,600, and (v) after-tax loss from the TEC Systems business of $3,800.

<F6>Restated to reflect the adoption of SFAS No. 128 and the classification of income and expenses of Grace's flexible packaging business and TEC Systems business as net income of discontinued operations.


